                                                             OMB APPROVAL
                                                      --------------------------
                                                      OMB Number:      3235-0059
                                                      Expires:     July 31, 2004
                                                      Estimated average burden
                                                      hours per response...14.73

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14A-11(c) or Section 240.14a-12

                             Johnson Controls, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (11-01)

                                                         [JOHNSON CONTROLS LOGO]

                          ------------------------------------------------------

                                                          JOHNSON CONTROLS, INC.
                                                          5757 N. GREEN BAY AVE.
                                                      MILWAUKEE, WISCONSIN 53209

                                                                  NOTICE OF 2003
                                                                  ANNUAL MEETING
                                                             AND PROXY STATEMENT

                                                Date of Notice December 10, 2002

                               NOTICE OF THE 2003
                       ANNUAL MEETING OF THE SHAREHOLDERS

The Annual Meeting of Shareholders of Johnson Controls, Inc. will be held on Wednesday, January 22, 2003, at 2:00 p.m., E.S.T., at the Grand Hyatt New York, Park Avenue at Grand Central Station, New York, NY, 10017. The proposals to be voted on at the Annual Meeting are as follows:

     1. The election of four directors:
           Dennis W. Archer
           John M. Barth
           Paul A. Brunner
           Southwood J. Morcott

     2. The approval of PricewaterhouseCoopers LLP as our independent auditors for 2003.

     3. Consideration of a shareholder proposal that the Company issue a sustainability report.

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1-2, AND A VOTE AGAINST ITEM
3. THE BOARD OR PROXY HOLDERS WILL USE THEIR DISCRETION ON OTHER MATTERS THAT MAY ARISE AT THE ANNUAL MEETING.

If you were a shareholder of record at the close of business on November 14, 2002, you are entitled to vote at the Annual Meeting.

If you have any questions about the Annual Meeting, please contact:

Shareholder Services
Johnson Controls, Inc.
5757 N. Green Bay Ave.
Milwaukee, WI 53209
(414) 524-2363

BY ORDER OF THE BOARD OF DIRECTORS

                                                      Johnson Controls, Inc.
                                                      5757 North Green Bay
                                                      Avenue
                                                      Post Office Box 591
                                                      Milwaukee, WI 53201-0591

[JOHNSON CONTROLS LOGO]

                                                      December 10, 2002

             Dear Shareholder:

             The Johnson Controls Annual Shareholders Meeting will be convened on Wednesday, January 22, 2003 at 2:00 p.m. E.S.T. The Annual Meeting will be held at the Grand Hyatt New York, Park Avenue at Grand Central Station, New York, NY, 10017. The enclosed notice of meeting and proxy statement details the business to be conducted. Given the availability, on the Internet, of management presentations to investors throughout the year, no management presentation is planned.

             We are pleased to once again offer multiple options for voting your shares. As detailed in the "Questions and Answers" section of this notice, you can vote your shares via the Internet, by telephone, by mail or by written ballot at the Annual Meeting. We encourage you to use the Internet to vote your shares as it is the most cost-effective method.

             Thank you for your support of Johnson Controls.

             Sincerely,

             JOHNSON CONTROLS, INC.

             [/s/ JAMES H. KEYES]
             James H. Keyes
             Chairman

TABLE OF CONTENTS

QUESTIONS AND ANSWERS.......................................      3
PROPOSALS TO BE VOTED ON:
*ELECTION OF DIRECTORS......................................     10
*SELECTION OF INDEPENDENT AUDITORS FOR FISCAL YEAR 2003.....     14
*SHAREHOLDER PROPOSAL FOR A SUSTAINABILITY REPORT...........     15
BOARD INFORMATION...........................................     18
BOARD COMPENSATION..........................................     21
COMPENSATION COMMITTEE REPORT...............................     21
AUDIT COMMITTEE REPORT......................................     26
PERFORMANCE GRAPH...........................................     27
EXECUTIVE COMPENSATION......................................     28
EMPLOYMENT AGREEMENTS.......................................     33
JOHNSON CONTROLS SHARE OWNERSHIP............................     34
VOTING PROCEDURES...........................................     35
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....     36

-------------------------
* Agenda items for the Annual Meeting

                             QUESTIONS AND ANSWERS

Q:  WHAT AM I VOTING ON?

A:  You are voting on THREE proposals:
     1. Election of four directors for a term of 3 years:
                 Dennis W. Archer
                 John M. Barth
                 Paul A. Brunner
                 Southwood J. Morcott
     2. Approval of PricewaterhouseCoopers LLP as our independent auditors for 2003.
     3. Consideration of a shareholder proposal that the Company issue a sustainability report.

--------------------------------------------------------------------------------

Q:  WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD?

A: The Board of Directors is soliciting the proxy and recommends the following votes:
        - FOR each of the directors;
        - FOR PricewaterhouseCoopers LLP as our independent auditors for 2003;
        - AGAINST the shareholder proposal.

--------------------------------------------------------------------------------

Q:  WILL ANY OTHER MATTERS BE VOTED ON?

A: We are not aware of any other matters that you will be asked to vote on at the Annual Meeting. If other matters are properly brought before the Annual Meeting, the Board or proxy holders will use their discretion on these matters as they may arise. If a nominee cannot or will not serve as director, then the Board or proxy holders will vote for a person whom they believe will carry on our present policies.

--------------------------------------------------------------------------------

Q:  HOW DO I VOTE?

A:  There are four ways to vote:
        - By Internet at HTTP://WWW.EPROXY.COM/JCI/. We encourage you to vote this way;
        - By toll-free telephone at 1-800-240-6326;
        - By completing and mailing your proxy card;
        - By written ballot at the Annual Meeting.

     Shares credited to your account in any 401(k) plan or trust will be voted as directed. If no direction is made, if the card is not signed, or if the card is not received by January 17, 2003, the shares credited to your account will be voted in the same proportion as directions received from other participants.

     If you hold the Company's Common Stock, and no voting direction is made, the shares you hold will be voted FOR all nominees listed in items 1 and 2, and in the discretion of the proxies, upon such other matters which may properly come before the meeting or any adjournments thereof. Regarding item 3, shares you hold are counted toward the quorum requirement but they do not affect the determination of whether a non-routine matter is approved or rejected. Broker non-voted shares will not affect the determination of whether item 3 is approved or rejected.

--------------------------------------------------------------------------------

Q:  WHO CAN VOTE?

A: You can vote at the Annual Meeting if you were a shareholder of record as of the close of business on November 14, 2002. If you hold the Company's Common Stock, then you are entitled to one vote per share. If you hold the Company's Preferred Stock (each share consists of 10,000 units) you are entitled to two votes per unit. There is no cumulative voting.

--------------------------------------------------------------------------------

Q:  CAN I CHANGE MY VOTE?

A: Yes. You can change your vote or revoke your proxy any time before the Annual Meeting by:
        - entering a new vote by Internet or phone;
        - returning a later-dated proxy card;
        - notifying John P. Kennedy, Secretary, by written revocation letter at the Milwaukee address on the front page; or
        - completing a written ballot at the Annual Meeting.

--------------------------------------------------------------------------------

Q:  WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

A: The four director nominees receiving the greatest number of votes will be elected. The approval of PriceWaterhouseCoopers LLP as the independent auditors for 2003 requires an affirmative majority vote. An affirmative vote of the majority of votes cast by the shareholders is required to approve the shareholder proposal.

--------------------------------------------------------------------------------

Q:  WHAT IS THE EFFECT OF NOT VOTING?

A: It will depend on how your share ownership is registered. If you own shares as a Registered Holder and do not vote, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.

    If you own shares in "street name" through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. In the absence of your voting instructions, your broker may or may not vote your shares in its discretion depending on the proposals before the meeting.

    Your broker may vote your shares in its discretion and your shares will count toward the quorum requirement on "routine matters." Regarding other proposals, however, your broker may not be able to vote your shares if qualified as "broker non-vote." Broker non-vote shares are counted toward the quorum requirement but they do not affect the determination of whether a non-routine matter is approved or rejected. The Company believes that proposals 1 and 2 are routine matters on which brokers will be permitted to vote on behalf of their clients if no voting instructions are furnished. The Company may also vote, in the discretion of the proxies, upon such other matters that may properly come before the meeting or any adjournments thereof. Since the Company believes that proposal 3 is a non-routine matter, broker non-voted shares will not affect the determination of whether it is approved or rejected.

--------------------------------------------------------------------------------

Q:  IS MY VOTE CONFIDENTIAL?

A: Yes. Only the election inspectors and certain individuals, independent of Johnson Controls, Inc., who help with the processing and counting of the vote have access to your vote. Directors and employees of the Company may see your vote only if the Company needs to defend itself against a claim or if there is a proxy solicitation by someone other than the Company.

--------------------------------------------------------------------------------

Q:  WHO WILL COUNT THE VOTE?

A: Wells Fargo Bank Minnesota, N.A. will count the vote. Its representatives will be the inspectors of the election.

--------------------------------------------------------------------------------

Q:  WHAT SHARES ARE COVERED BY MY PROXY CARD?

A: The shares covered by your proxy card represent the shares of Johnson Controls stock you own that are registered with the Company and its transfer agent, Wells Fargo Bank Minnesota, N.A. Additionally, employees of the Company who have shares credited to Johnson Controls' employee savings and investment plans [401(k) Plan] are also covered by your proxy card. The trustees of these plans will vote these shares as directed.

--------------------------------------------------------------------------------

Q:  WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: It means your shares are in more than one account. You should vote the shares on all your proxy cards. To provide better shareholder services, we encourage you to have all your non-broker account shares registered in the same name and address. You may do this by contacting our transfer agent, Wells Fargo Bank Minnesota, N.A., toll-free at 1-877-602-7397.

--------------------------------------------------------------------------------

Q:  WHO CAN ATTEND THE ANNUAL MEETING?

A: All shareholders of record as of the close of business on November 14, 2002 can attend. Seating, however, is limited. Attendance at the Annual Meeting will be on first arrival basis at the Meeting.

--------------------------------------------------------------------------------

Q:  WHAT DO I NEED TO ATTEND THE ANNUAL MEETING?

A:  To attend the Annual Meeting, please follow these instructions:
        - To enter the Annual Meeting, bring your proof of ownership and identification.
        - If a broker or other nominee holds your shares, bring proof of your ownership with you to the Annual Meeting.

--------------------------------------------------------------------------------

Q:  WILL THERE BE A MANAGEMENT PRESENTATION AT THE ANNUAL MEETING?

A: Given the availability, on the Internet, of management presentations to investors throughout the year, no management presentation is planned.

--------------------------------------------------------------------------------

Q:  CAN I BRING A GUEST?

A:  Seating availability at the Annual Meeting is limited.

--------------------------------------------------------------------------------

Q:  WHAT IS THE QUORUM REQUIREMENT OF THE ANNUAL MEETING?

A: A majority of the outstanding shares on November 14, 2002, constitutes a quorum for voting at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum, but neither will be counted as votes cast. On the record date, 88,907,827 shares of our Common Stock were outstanding and
    201.3464 shares of our Preferred Stock were outstanding.

--------------------------------------------------------------------------------

Q:  HOW MUCH DID THIS PROXY SOLICITATION COST?

A: The Company will primarily solicit proxies by mail and will cover the expense of such solicitation. Georgeson Shareholder Communications Inc. will help us solicit proxies for all brokers and nominees at a cost of $10,000 plus expenses. Our officers and employees may also solicit proxies for no additional compensation. We may reimburse brokers or other nominees for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

--------------------------------------------------------------------------------

Q:  HOW DO I RECOMMEND SOMEONE TO BE A DIRECTOR FOR THE 2004 ANNUAL MEETING?

A: You may recommend any person to be a director by writing to the Secretary of the Company. Your letter must include your intention to nominate someone for director along with the candidate's name, biographical data, and qualifications. The Company's By-Laws require that shareholders send written notice no sooner than September 26, 2003, and no later than October 26, 2003, in order to recommend a director for the 2004 Annual Meeting.

--------------------------------------------------------------------------------

Q:  WHEN ARE SHAREHOLDER PROPOSALS DUE FOR THE 2004 ANNUAL MEETING?

A: Shareholder proposals must be presented pursuant to Securities and Exchange Commission Rule 14a-8, by August 12, 2003, to be included in the Company's proxy materials for the 2004 Annual Meeting.

--------------------------------------------------------------------------------

Q: WHAT ARE THE REQUIREMENTS FOR PRESENTING INFORMATION OTHER THAN A SHAREHOLDER'S PROPOSAL AT THE 2004 ANNUAL MEETING?

A: A shareholder that intends to present business at the 2004 Annual Meeting other than pursuant to Rule 14a-8 must comply with the requirements set forth in the Company's By-Laws. Among other things, a shareholder must give written notice of the intent to bring business before the Annual Meeting to the Company, pursuant to the By-Laws, not less than 45 days and not more than 75 days prior to the month and day in the current year corresponding to the date on which the Company first mailed its proxy materials for the prior year's annual meeting of shareholders. Therefore, since the Company anticipates mailing its proxy statement on December 10, 2002, the Company must receive notice of a shareholder proposal submitted other than pursuant to Rule 14a-8 no sooner than September 26, 2003, and no later than October 26, 2003.

     If the notice is received after October 26, 2003, then the notice will be considered untimely and the Company is not required to present such proposal at the 2004 Annual Meeting. If the Board of Directors chooses to present a proposal submitted after October 26, 2003, at the 2004 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2004 Annual Meeting may exercise discretionary voting power with respect to such proposal.

--------------------------------------------------------------------------------

Q:  WHERE CAN I FIND CORPORATE GOVERNANCE MATERIALS FOR JOHNSON CONTROLS?

A: The Ethics Policy, Corporate Governance Guidelines, Section 16 insider trading transactions and the Charters for the Audit, Compensation and Corporate Governance Committees of the Company's Board of Directors are provided at the Company web site at www.johnsoncontrols.com/governance.htm

--------------------------------------------------------------------------------

Q: WHAT IS THE PROCESS FOR REPORTING POSSIBLE VIOLATIONS OF JOHNSON CONTROLS POLICIES?

A: Reports of possible violations of the Ethics Policy or of financial or accounting policies may be made to the Audit Committee of the Board. Employees may also anonymously report a violation by calling 1-866-444-1313 in the U.S. and Canada, or 1-678-366-6294 if located elsewhere. The employee's report will be provided to the director appointed to lead the Board in executive session, which will initiate an investigation.

--------------------------------------------------------------------------------

Q:  HOW DO I OBTAIN MORE INFORMATION ABOUT JOHNSON CONTROLS, INC.?

A:  To obtain additional information about Johnson Controls, Inc. you may:
        - contact the Manager of Shareholder Services, at 1-800-524-6220;
        - go to the web site at www.johnsoncontrols.com; or
        - write to:
                     Johnson Controls, Inc.
                     Attn: Shareholder Services X-32
                     5757 N. Green Bay Ave.
                     P.O. Box 591
                     Milwaukee, WI 53201-0591

                   PLEASE VOTE. YOUR VOTE IS VERY IMPORTANT.
PROMPTLY RETURNING YOUR PROXY WILL HELP TO REDUCE THE COST OF THIS SOLICITATION.

                             ELECTION OF DIRECTORS

BOARD STRUCTURE:        The Board of Directors consists of 12 members. The
                        directors are divided into three classes. At each Annual
                        Meeting, the term of one class expires. Directors in each class serve for three-year terms, or until the director's earlier retirement pursuant to the Board of Directors Retirement Policy.

                                 BOARD NOMINEES

NOMINEES FOR TERMS TO EXPIRE AT THE 2003 ANNUAL MEETING:

[ARCHER PHOTO]       DENNIS W. ARCHER              Director since 2002
                     Age 60
                     Chairman, Dickinson Wright PLLC (law firm) since 2002. Mr.
                     Archer is currently president-elect of the American Bar
                     Association and will become president in August 2003. Mr.
                     Archer served as Mayor of Detroit from 1994 to 2001. He was an Associate Justice of the Michigan Supreme Court from 1986 to 1994. Mr. Archer is also a Director of Compuware
                     Corporation and Covisint.

[BARTH PHOTO]        JOHN M. BARTH              Director since 1997
                     Age 56
                     President, Chief Operating Officer and member of the Board of Directors, Johnson Controls, Inc., since September 1998 and Executive Vice President since 1991. As of October 1,
                     2002, Mr. Barth became Chief Executive Officer of Johnson
                     Controls, Inc. In 1987, Mr. Barth was named Vice President and General Manager of the Plastics Technology Group. In
                     1990, he became Vice President and General Manager of the
                     Plastics Technology Group and the Automotive Systems Group.
                     Mr. Barth is a director of Handleman Company and Covisint.
                     Mr. Barth serves as a member of the Executive Committee.

[BRUNNER PHOTO]      PAUL A. BRUNNER              Director since 1983
                     Age 67
                     President and Chief Executive Officer, Spring Capital Inc.,
                     Stamford, Connecticut (international investment management), since 1985. President and Chief Executive Officer, ASEA,
                     Inc., 1982 to 1984. President and Chief Executive Officer,
                     Crouse Hinds Co., 1967 to 1982. Mr. Brunner is the Chairman
                     of the Audit Committee and a member of the Compensation
                     Committee.


[MORCOTT PHOTO]      SOUTHWOOD J. MORCOTT              Director since 1993
                     Age 64
                     Retired Chairman, President, and Chief Executive Officer of
                     Dana Corporation, Toledo, Ohio (vehicular and industrial
                     systems manufacturer). Mr. Morcott is a director of CSX
                     Corporation, Navistar International Corporation and
                     Phelps-Dodge Corporation. Mr. Morcott is Chairman of the
                     Compensation Committee and a member of the Corporate
                     Governance Committee.

             THE BOARD RECOMMENDS THAT YOU VOTE "FOR" ITS NOMINEES

                              CONTINUING DIRECTORS

TERMS EXPIRE AT THE 2004 ANNUAL MEETING:

[BARNETT PHOTO]      ROBERT L. BARNETT              Director since 1986
                     Age 62
                     Executive Vice President, President and Chief Executive
                     Officer, Commercial, Government and Industrial Solutions
                     Sector, Motorola, Inc. (manufacturer of electronics
                     products), Schaumburg, Illinois, June 1998 to present.
                     Executive Vice President and President, Motorola Inc., Land
                     Mobile Products Sector, Motorola Inc., 1997 to 1998.
                     Corporate Vice President, iDen Group, Motorola Inc., 1995 to
                     1997. Mr. Barnett is a director of USG Corp. and Central
                     Vermont Public Service. Mr. Barnett serves on the audit
                     committee of Central Vermont Public Service and USG Corp.
                     Mr. Barnett is a member of the Executive and Pension and
                     Benefits Committees and the Chairman of the Corporate
                     Governance Committee.

[DAVIS PHOTO]        WILLIE D. DAVIS              Director since 1991
                     Age 68
                     President, All Pro Broadcasting Incorporated, Los Angeles,
                     California (radio broadcasting), since 1977. Mr. Davis is a director of Alliance Bank Co., Checker's Drive-In
                     Restaurant, Inc., Dow Chemical Company, Kmart Corporation,
                     MGM Grand Inc., Sara Lee Corporation, Strong Capital
                     Management, MGM Inc., Wisconsin Energy Corporation, and
                     Manpower, Inc. Mr. Davis is a member of the Audit and
                     Corporate Governance Committees.

[JOERRES PHOTO]      JEFFREY A. JOERRES              Director since 2001
                     Age 43
                     Chief Executive Officer, President and Director since 1999, and Chairman since 2001, Manpower, Inc. Mr. Joerres served as Senior Vice President of European Operations from 1998 to
                     1999, Senior Vice President of Major Account Development
                     from 1995 to 1998, and Vice President of Marketing and Major
                     Account Development from 1993 to 1995 at Manpower, Inc. Mr.
                     Joerres is a director of Artisan Funds, National Association of Manufacturers and serves on the board of trustees for the
                     Committee for Economic Development. Mr. Joerres serves on
                     the audit committee for Artisan Funds. He is a member of the
                     Compensation and Pension and Benefits Committees.

[TEERLINK PHOTO]     RICHARD F. TEERLINK              Director since 1994
                     Age 66
                     Retired Chairman of the Board and President and Chief
                     Executive Officer, Harley-Davidson, Inc., Milwaukee,
                     Wisconsin, 1998 and 1997, respectively. Mr. Teerlink served as President and Chief Operating Officer of Harley-Davidson,
                     Inc. since 1988. Mr. Teerlink was a member of the board of directors of Harley-Davidson, Inc. from 1987 to 2002. Mr.
                     Teerlink is a director of Snap-on, Inc. He is a member of
                     the Audit and Executive Committees.

TERMS EXPIRE AT THE 2005 ANNUAL MEETING:

[BLACK PHOTO]          NATALIE A. BLACK              Director since 1998
                       Age 52
                       Senior Vice President, General Counsel and Corporate
                       Secretary, Kohler Co., Kohler, Wisconsin (manufacturer and marketer of plumbing products, power systems and furniture)
                       since 2001. Ms. Black has also served as General Counsel
                       since 1991, Group President from 1998 to 2001, Group Vice
                       President -- Interiors from 1986 through 1998 and Vice
                       President from 1983 through 1986 for Kohler Co. Ms. Black is a member of the Corporate Governance and Pension and
                       Benefits Committees.

[CORNOG PHOTO]         ROBERT A. CORNOG              Director since 1992
                       Age 62
                       Retired Chairman of the Board of Directors of Snap-on,
                       Incorporated, Kenosha, Wisconsin (tool manufacturer). He
                       served as its Chief Executive Officer and President from
                       1991 to 2001 and its Chairman from 1991 to 2002. Mr. Cornog is a director of Wisconsin Energy Corporation. Mr. Cornog
                       serves on the audit committee for We Energies. Mr. Cornog is a member of the Audit and Executive Committees.

[KEYES PHOTO]          JAMES H. KEYES              Director since 1985
                       Age 62
                       Chairman and Chief Executive Officer, Johnson Controls,
                       Inc., Milwaukee, Wisconsin. As of October 1, 2002 Mr. Keyes
                       retired as Chief Executive Officer of Johnson Controls,
                       Inc., but remains Chairman of the Board of Directors. In
                       1985 Mr. Keyes was named Executive Vice President and
                       subsequently became Chief Operating Officer and a member of the Board of Directors. He became President of Johnson
                       Controls, Inc., in 1986, its Chief Executive Officer in
                       1988, and Chairman in 1993. Mr. Keyes is a director of the
                       Federal Reserve Bank of Chicago, LSI Logic Corporation and
                       Pitney Bowes, Inc. He also serves on the audit committee for
                       LSI Logic Corporation and Pitney Bowes, Inc. Mr. Keyes is
                       Chairman of the Executive Committee.

[LACY PHOTO]           WILLIAM H. LACY              Director since 1997
                       Age 57
                       Former Chairman and Chief Executive Officer, MGIC Investment
                       Corporation (NYSE:MTG). Mr. Lacy retired at the end of 1999 after a 28-year career at MGIC Investment and its principal subsidiary, Mortgage Guaranty Insurance Corporation (MGIC), the nation's leading private mortgage insurer. Mr. Lacy is also a Director of Ocwen Financial Corp. and C-2, Inc. He
                       serves on the audit committee of both Ocwen Financial Corp.
                       and C-2, Inc. Mr. Lacy is the Chairman of the Pension and
                       Benefits Committee and a member of the Compensation
                       Committee.

             SELECTION OF INDEPENDENT AUDITORS FOR FISCAL YEAR 2003

                         We ask that you approve the appointment of PricewaterhouseCoopers LLP as our independent auditors.

                         PricewaterhouseCoopers LLP has audited our accounts for many years. The Board appointed them as independent auditors for 2003 upon recommendation of the Audit Committee.

                         THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE
                         RATIFICATION OF THE APPOINTMENT OF
                         PRICEWATERHOUSECOOPERS LLP AS JOHNSON CONTROLS' INDEPENDENT AUDITORS FOR 2003.

                SHAREHOLDER PROPOSAL FOR A SUSTAINABILITY REPORT

     Two shareholders, the General Board of Pension and Health Benefits of the United Methodist Church, 1201 Davis Street, Evanston, Illinois, 60201, and the Benedictine Sisters Charitable Trust, 530 Bandera Road, San Antonio, Texas, 78228, have informed the Company that they intend to present jointly the proposal set forth below at the meeting. The General Board of Pension and Health Benefits of the United Methodist Church states that it is the beneficial owner of 17,200 shares of our Common Stock. The Benedictine Sisters Charitable Trust states that it is the beneficial owner of 200 shares of our Common Stock.

                                    PROPOSAL

Whereas, the global economy presents corporations with the challenge of creating sustainable business relationships by participating in the sustainable development of communities in which they operate. The World Commission on Environment and Development defined sustainable development as "development which meets the needs of the present without compromising the ability of future generations to meet their own needs." (Our Common Future, 1987).

We believe the ability of corporations to continue to provide goods/services in our interdependent world depends on their acceptability to the societies where they do business. Good corporate citizenship goes beyond the traditional functions of creating jobs and paying taxes, to include corporate practices designed to protect human rights, worker rights, land and the environment.

According to the Dow Jones Sustainability Group, sustainability includes:
"Encouraging long lasting social well being in communities where they operate, interacting with different stakeholders (e.g., clients, suppliers, employees, government, local communities and non-governmental organizations) and responding to their specific and evolving needs thereby securing a long term 'license to operate,' superior customer and employee loyalty and ultimately superior financial returns." (www.sustainability-index.com; March 2000).

In our opinion, concerned investors evaluate companies on their financial, environmental and social performance -- the triple bottom line. Some companies have published sustainability reports and are taking a long-term approach to creating shareholder value through embracing opportunities and managing risks derived from economic, environmental and social developments. We believe sustainability reporting should be included in our company's annual report.

The Social Investment Forum, the national trade association for the socially responsible investing (SRI) industry wrote in a letter to the New York Stock Exchange, "Investors in the U.S. currently face a significant disadvantage by their companies not adequately disclosing material social and environmental risks. We support principles that would encourage companies to better disclose, in an aggregate manner, material risks, liabilities, and impairments." (8/6/02)

We believe corporate sustainability includes a commitment to pay a sustainable living wage to employees. Workers need to have the purchasing power to meet their basic needs. A purchasing power study conducted in 15 cities in Mexico found that it takes four to five Mexican minimum wages to support a family of four (Making the Invisible Visible, Center for Reflection Education and Action, June 2001). We believe paying sustainable wages contributes to community development and employee loyalty to the company.

The sustainability of corporations, we believe, is connected to the economic sustainability of their workers and the communities where corporations operate and sell products. Effective corporate policies can benefit both communities and corporations.

RESOLVED: shareholders request the Board of Directors to prepare at reasonable expense a report dealing with the social and environmental issues related to sustainability. A summary of the report should be provided to shareholders by October 2003.

SUPPORTING STATEMENT

We believe the report should include:

1. The company's operating definition of sustainability.

2. A review of current company policies and practices related to social, environmental and economic sustainability.

3. A summary of long-term plans to integrate sustainability objectives throughout company operations.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

                      THE BOARD OF DIRECTORS RECOMMENDS A
                          VOTE "AGAINST" THE PROPOSAL

We believe our current policies and practices concerning social, environmental and economic issues already address more than adequately the concerns behind the shareholder proposal. Our Corporate Vision Statement, which appears on our web site at www.johnsoncontrols.com/vision/asp, guides our activities around the world. It commits us to consistently treat our customers, employees, shareholders, suppliers and the communities in which we operate with honesty, dignity, fairness and respect. It outlines our pledge to conduct business with the highest ethical standards.

We are committed to enhancing the quality of life in the communities in which we operate by providing financial support to local non-profit organizations, fostering our employees' volunteer efforts and operating safe and environmentally responsible facilities. There are no geographic limitations.

We have extensive policies and an active program to ensure that we conduct our operations in a manner that provides a safe and healthy workplace and safeguards the environment. Our compensation policy and practices are to pay wages and benefits that are competitive in the respective communities in which we operate to attract and retain quality employees. In Mexico and various other countries in which we operate, the wages we pay to our employees are well above the minimum wage standards. Further, we conduct extensive certification and training throughout the world to assure compliance with our Ethics Policy.

Johnson Controls has also voluntarily published reports that address key issues such as ethics, the environment and employee safety and health. For example, we mailed our Ethics Policy to our shareholders in 2000 and published an environmental, safety and health report on our web site in 2002. This information can be found at www.johnsoncontrols.com/corpvalues/.

Our track record demonstrates that, wherever we operate, we work hard to be a good corporate citizen, including promoting social, environmental and economic issues. Therefore, the Board of Directors believes that conducting a special review of social, environmental and economic issues and preparing an additional report to shareholders on the subject as the proposal seemingly requests are unnecessary and would not be effective uses of corporate resources. We have been, and will remain, committed to treating all employees with dignity, fairness and respect, protecting the health and safety of our employees, protecting the environment, and enhancing the quality of life in the communities in which we operate.

     FOR THESE REASONS, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE
                                    PROPOSAL

                               BOARD INFORMATION

BOARD MEETINGS:          In 2002, the Board held a total of six regular
                         meetings. Each director of the Company attended in excess of 93% of the aggregate number of meetings of the Board and the total number of meetings of all committees of the Board on which such director served during the time each such Director was a member of the Board.

BOARD COMMITTEES:        EXECUTIVE COMMITTEE: The primary functions of the
                         committee are to exercise all the powers of the Board when the Board is not in session, as permitted by law.
                         The Executive Committee held no meetings last year.
                         Members: Mr. Keyes, Chairman, and Messrs. Barnett,
                         Barth, Cornog and Teerlink.

                         AUDIT COMMITTEE: The primary functions of the committee are to:

                         - Review annually the internal audit and other controls
                           established by management;

                         - Evaluate and report on the independence of
                           independent accountants;

                         - Assess the financial reporting process and selection
                           of accounting policies;

                         - Review management's evaluation and proposed selection
                           of independent accountants;

                         - Review the audit plans prepared by internal audit and
                           independent accountants;

                         - Review management's proposed procedures for
                           confidential reporting of concerns regarding internal accounting controls, accounting and auditing matters;

                         - Review information required to be disclosed by
                           management under Section 302 of the Sarbanes-Oxley Act of 2002;

                         - Preapprove all auditing services and permitted
                           non-audit services to be performed by the Company's independent accountants;

                         - Review significant issues concerning litigation,
                           contingent liabilities, tax and insurance as reflected in periodic reports to the SEC;

                         - Review management information systems;

                         - Review and monitor compliance procedures;

                         - Report the results or findings of all activities to
                           the Board on a periodic basis; and

                         - Review annually the committee's performance and
                           report findings and recommendations to the Board.

                         The Audit Committee held four regular and four review meetings last year. All members are non-employee directors. Members: Mr. Brunner, Chairman, and Messrs. Cornog, Davis and Teerlink.

                         COMPENSATION COMMITTEE: The primary functions of the committee are to:

                         - Recommend to the Board the selection and retention of
                           officers and key employees;

                         - Recommend salary structures, officer gradings, and
                           salaries for elected officers;

                         - Administer and recommend amendments to the executive
                           compensation plans;

                         - Review and recommend salary adjustments of the Chief
                           Executive Officer;

                         - Recommend to the Board bonus awards, income and other
                           compensation for executive officers;

                         - Recommend officer compensation packages and the
                           approval of disclosure statements;

                         - Review the Company's executive compensation programs
                           with outside consultants;

                         - Review annually the committee's performance and
                           report findings and recommendations to the Board;

                         - Recommend management succession; and

                         - Report the results or findings of these activities to
                           the Board on a periodic basis.

                         The Compensation Committee held four meetings last year. Members: Mr. Morcott, Chairman, and Messrs. Brunner, Joerres and Lacy.

                         CORPORATE GOVERNANCE COMMITTEE (FORMERLY DIRECTORS COMMITTEE): The primary functions of the committee are to:

                         - Recommend to the Board nominees for directors;

                         - Consider shareholder nominated candidates for
                           election as directors;

                         - Recommend the size and composition of the Board;

                         - Develop guidelines and criteria for the
                           qualifications of directors;

                         - Recommend director compensation programs;

                         - Recommend committees and committee structure for the
                           Board;

                         - Recommend performance criteria for the Board and to
                           review its performance;

                         - Review annually the Committee's performance and
                           report findings and recommendations to the Board;

                         - Review and recommend corporate governance practices
                           and policies of the Company;

                         - Review conflicts of interest that may affect
                           directors; and

                         - Report the results or findings of these activities to
                           the Board on a periodic basis.

                         The Corporate Governance Committee held five meetings last year. Members: Mr. Barnett, Chairman, and Ms. Black and Messrs. Davis and Morcott.

                         PENSION AND BENEFITS COMMITTEE: The primary functions of the committee are to:

                         - Review actuarial assumptions and actuarial valuation
                           of the pension plans on an annual basis;

                         - Review investment policies of the funds of employee
                           benefit plans;

                         - Select and terminate investment managers as
                           appropriate;

                         - Review with investment advisors past performance and
                           current investment strategy;

                         - Review and approve the adoption of any new trust
                           agreements or master trusts implementing the plans;

                         - Monitor Company policies affecting employee benefit
                           plans; and

                         - Review plan provisions annually, and propose
                           amendments when necessary.

                         The Pension and Benefits Committee held five meetings last year. Members: Mr. Lacy, Chairman, and Ms. Black and Messrs. Barnett and Joerres.

                               BOARD COMPENSATION

RETAINER AND FEES:       Non-employee directors receive a $50,000 annual
                         retainer. To encourage such directors to own our shares, they receive 50% of their retainer in our Common Stock each year. The stock is priced as of the date of the Annual Meeting. New directors also receive a grant of 400 shares of Common Stock upon election or appointment and a pro rata share of the annual retainer for the remainder of that year. This stock is priced as of the date of the first meeting of the Board at which the new director participates. Directors also receive
                         $1,500 for each Board or committee meeting they attend, or $2,000 for each meeting they attend of which they are the Chairperson. Participating members of the Audit
                         Committee also receive a meeting fee for each quarterly financial review. We also reimburse directors for any related expenses.

                         Non-employee directors are permitted to defer all or any part of their retainer and fees under the Deferred Compensation Plan for Certain Directors. The amount deferred is deemed invested in an interest-bearing fund (which is credited with interest annually) or stock units (which is credited with dividends), as the director elects. The deferred amount plus earnings, or gain and dividends, as applicable, are paid to the board member after the director retires or otherwise ceases service on the board.

OTHER COMPENSATION:      Non-employee directors are eligible to participate in a
                         Director Share Unit Plan. The Company credits $25,000 worth of stock units annually into each non-employee director's account at the then current market price.
                         Such units are accumulated and credited with dividends until retirement at which time the units will be paid out based upon the market price of the Common Stock at that time.

MEDICAL PLAN:            Current directors who are not covered by other
                         insurance and who are under 70 years of age may purchase medical coverage on the same basis as Company employees.

                         COMPENSATION COMMITTEE REPORT

THE COMMITTEE:           The Compensation Committee is composed only of
                         independent directors as defined by the requirements of the New York Stock Exchange and the Company's Corporate

                         Governance Guidelines. The committee exercises the Board's powers in compensating the Company's executives and the executive officers of our Company and its subsidiaries. We make every effort to see that our compensation program is consistent with the values of our Company and furthers its business strategy.

OVERALL OBJECTIVES:      The Company aligns compensation with its values and
                         business objectives. The objectives target customer satisfaction, technology, growth, market leadership and shareholder value. The Compensation Committee has established a program to:

                         - Attract and retain key executives critical to the
                           long-term success of the Company;

                         - Reward executives for long-term strategic management
                           and the enhancement of shareholder value;

                         - Integrate compensation programs, which can focus on
                           after-tax return on shareholders equity, return on investment and growth;

                         - Support a performance-oriented environment that
                           rewards performance not only with respect to Company goals but also Company performance as compared to that of industry performance levels; and

                         - Preserve the federal income tax deductibility of
                           compensation paid. Accordingly, the Company has taken appropriate actions to preserve the deductibility of annual incentives, long-term performance plan payments, and stock option awards. However, the Committee may authorize payments that may not be deductible if it believes that this is in the best interests of the Company and its shareholders.

EXECUTIVE
COMPENSATION
GENERALLY:               The Compensation Committee reviews executive pay each
                         year. Compensation depends on many factors, including individual performance and responsibilities, future challenges and objectives, and how he or she might contribute to our future success. We also look at the Company's financial performance and the compensation levels at comparable companies.

                         To meet the objectives, we studied competitive compensation data based on surveys provided to the Committee by an independent compensation consultant. The survey for officers and senior managers involved 22 companies. We made adjustments to account for differences in annual sales of our Company and those companies in the survey.

TOTAL COMPENSATION:      Annual executive compensation consists of a base salary
                         and incentive compensation.

                         Approximately 82% of the total compensation paid to the executive officer group is tied to company performance. This is comparable to the average of the companies in the executive compensation survey. Doing so helps encourage performance that increases the value of your shares.

                         The Committee sets target minimum and maximum performance levels for our annual and long-term incentive plans substantially above the prior year's target goals, and prior year's actual performance. Doing so motivates the officers to encourage future growth and keeps the goals challenging.

BASE SALARY:             The Committee determines the levels of salary for key
                         executive officers and a salary range for other executives. Factors considered are:

                         - Salary survey comparison results;

                         - Prior year salary;

                         - Changes in individual job responsibilities;

                         - Past performance of individuals; and most
                           importantly,

                         - Achievement or trends toward achievement of specified
                           Company goals.

ANNUAL INCENTIVES:       The Committee sets an annual incentive award formula
                         under the Executive Incentive Compensation Plan (EICP).
                         The award is based on specific benchmarks that are consistent with our annual and long-term strategic planning objectives. These benchmarks are also based on achievement of business plans that the Board has approved that include goals of improved performance over the previous year and take into account industry growth and cycles.

                         At the end of the fiscal year, the Committee applies the formula to objective performance results to determine each executive's award for the year.

LONG-TERM
INCENTIVES:              All executive officers participate in the Long Term
Performance Plan (LTPP), which serves to motivate executives to achieve longer-term objectives by providing incentive compensation based on our performance over a three-year period. Under the LTPP, the Committee assigns an executive a contingent performance award. The executive may earn this award based upon the Company's return on shareholder equity during the specified three-year period relative to the Standard & Poor's 500 Index (less transportation, financials and utilities sectors) median return on shareholders' equity over the same period. At the end of the period, the Committee determines the Company's relative performance results to determine the actual LTPP award amount.

RESTRICTED STOCK
PLAN: The Committee grants restricted stock under the 2001 Restricted Stock Plan. The Committee determines the participants, the size of the award and its terms and conditions. 250,000 shares of treasury stock have been authorized for use in this Plan.

STOCK OPTION
PROGRAM: The Committee grants stock options under the 2000 Stock Option Plan. The Committee determines which individuals are awarded stock options, the terms at which option grants shall be made, the terms of the options, and the number of shares subject to each option.

SAVINGS AND
INVESTMENT PLAN
401(K): Executive officers may participate in the Company's Savings and Investment Plan, which includes Company contributions to the plan, and an Equalization Benefit Plan under which certain executives are entitled to additional benefits that cannot be paid under qualified plans due to Internal Revenue Code limitations. Employee and Company contributions in excess of qualified plan limits are accounted for as if invested in various accounts.

STOCK OWNERSHIP
GUIDELINES:              The Executive Stock Ownership Policy requires all
                         officers and senior managers in each business group, within five years of becoming subject to the Policy, to hold our Common Stock in an amount of one to three times their annual salary.

                         The 1995 Common Stock Purchase Plan for Executives (CSPPE) facilitates the acquisition of common stock by executives subject to the Executive Stock Ownership Policy. Participants in the CSPPE may deduct from their pay up to $2,500 per month to purchase shares of Common Stock. The price of each share is 100% of the average price of shares purchased by Wells Fargo Bank Minnesota, N.A as agent for the participants. No brokerage fees or commissions are charged and the Company bears the expense of administering the CSPPE.

CEO COMPENSATION:        Mr. Keyes' total compensation is based on our Company's
                         outstanding performance, his individual performance, executive compensation levels at other companies, the desire to retain his services and terms of his employment agreement. His salary and incentives reflect the leadership, vision and focus he has provided to our Company.

                         Mr. Keyes' base salary increased to $1,250,000 in 2002 from $1,200,000 in 2001. This salary approximated the average base salary for other chief executive officers for the 22 companies reviewed.

                         Approximately 86% of Mr. Keyes' compensation was tied to company performance. Mr. Keyes' fiscal 2002 EICP award of $2,411,000 was based upon the return on shareholder's equity and operating income growth for the Company for fiscal 2002 and represented 96% of the maximum amount available under the criteria set forth by the Committee. In fiscal 2002, Mr. Keyes received payment under the LTPP of $1,950,000, which is based upon the Company's return on shareholder equity over the past three fiscal years and represents 100% of the maximum amount available under the criteria established by the Committee. Mr. Keyes received an option award of 200,000 shares on November 14, 2001 and a restricted stock award of 40,000 shares on January 1, 2002.

                                   Southwood J. Morcott, Chairman
                                   Paul A. Brunner
                                   Jeffrey A. Joerres
                                   William H. Lacy
                                   Members, Compensation Committee

                             AUDIT COMMITTEE REPORT

The Board of Directors appoints an audit committee each year to review the Company's financial matters. In 2002, the Board adopted amendments to the written charter governing the audit committee. Each member of the Company's audit committee meets the independence requirements set by the New York Stock Exchange as detailed in the Corporate Governance Guidelines. The Board of Directors has determined that Mr. Brunner and Mr. Teerlink are financial experts as defined by the Securities and Exchange Commission. The audit committee members reviewed and discussed the audited financial statements for the fiscal year ending September 30, 2002, with management. The committee also discussed all the matters required to be discussed by Statement of Auditing Standard No. 61 with the Company's independent auditors, PricewaterhouseCoopers LLP. The audit committee received a written disclosure and letter from PricewaterhouseCoopers LLP as required by Independence Standards Board Standard No. 1. Based on their review and discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report to Shareholders and Form 10-K to be filed with the Securities and Exchange Commission. Fees paid by the Company to PricewaterhouseCoopers LLP for the year ended September 30, 2002, include:
$5,139,200(1) in audit fees; $600,800 in financial information systems design and implementation fees; and $5,575,900(2) in all other fees. The audit committee has reviewed these fees and found that the performance of non-audit services did not impair the independence of PricewaterhouseCoopers LLP. This finding was presented to the Board of Directors on November 20, 2002.

                                   Paul A. Brunner, Chairman
                                   Robert A. Cornog
                                   Willie D. Davis
                                   Richard F. Teerlink
                                   Members, Audit Committee

(1) Includes domestic and foreign statutory audit fees in support of the consolidated audit opinion of $1,896,500, additional foreign statutory audits of $2,463,600, employee benefit plan audit fees of $145,700 and audit fees for partially-owned affiliates of $633,400.

(2) A component of these fees includes tax compliance fees of $1,026,600 and tax consulting fees of $909,800.

                               PERFORMANCE GRAPH

EXPLANATION OF THE GRAPH:       The line graph below compares the cumulative
                                total shareholder return on our Common Stock with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and companies formerly on the S&P's Manufacturers
                                (Diversified Industrials) Index.* This graph assumes the reinvestment of dividends.

      COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG S&P 500 INDEX,
                  S&P MANUFACTURERS (DIVERSIFIED INDUSTRIALS)
                       INDEX* AND JOHNSON CONTROLS, INC.

----------------------------------------------------------------------------------------------
             COMPANY/INDEX               9/97    9/98     9/99     9/00     9/01     9/02
----------------------------------------------------------------------------------------------
 Johnson Controls, Inc.                  100     95.48   138.30   113.26   141.72   169.58
----------------------------------------------------------------------------------------------
 S&P Manufacturers (Diversified
   Industrials)*                         100     90.16   141.32   139.70   125.46    95.53
----------------------------------------------------------------------------------------------
 S&P 500 Comp-Ltd.                       100    109.06   139.37   157.87   115.86    92.14
----------------------------------------------------------------------------------------------

                              [PERFORMANCE GRAPH]

* The Manufacturers (Diversified Industrials) index was discontinued as a formal index of Standard & Poor's effective December 31, 2001. The company has replicated the index using return data for the fourteen companies that comprised the Manufacturers (Diversified Industrials) as of that date.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation we paid for the past three fiscal years to each of the five most highly compensated executive officers, including the Chief Executive Officer.

                         SUMMARY OF COMPENSATION TABLE

                                                                                     LONG-TERM
                                                           OTHER ANNUAL   OPTIONS/   INCENTIVE    ALL OTHER
        NAME AND          FISCAL    SALARY       BONUS     COMPENSATION     SARS      PAYOUTS    COMPENSATION
   PRINCIPAL POSITION      YEAR       ($)         ($)         ($)(1)        (#)       ($)(2)        ($)(3)
   ------------------     ------    ------       -----     ------------   --------   ---------   ------------
John M. Barth...........   2002      820,000   1,296,000          --      100,000     907,000       67,879
  President and Chief      2001      775,005     579,000          --      150,000     720,000      113,940
  Executive Officer        2000      681,258   1,199,000          --       75,000     420,000       85,837
James H. Keyes..........   2002    1,225,500   2,411,000      95,123      200,000    1,950,000     107,210
  Chairman                 2001    1,175,001     978,000     143,455      250,000    1,440,000     201,600
                           2000    1,082,505   2,260,000          --      150,000     972,000      160,714
Stephen A. Roell........   2002      510,000     753,000          --       40,000     530,000       41,348
  Senior Vice President    2001      490,005     340,000          --       50,000     420,000       68,580
  and Chief Financial      2000      452,508     683,000          --       44,000     256,000       55,025
  Officer
Giovanni Fiori..........   2002      480,000     671,000          --       35,000     500,000           --
  Executive Vice           2001      462,504     246,000          --       50,000     367,000           --
  President and            2000      432,504     586,000          --       44,000     144,000           --
  President,
  International
Rande S. Somma..........   2002      462,500     709,000          --       35,000     371,000       27,935
  Vice President           2001      437,500     235,000          --       50,000     244,000       54,980
  and President,           2000      364,585     533,000          --       40,000      70,000       34,559
  Automotive Systems
  Group

-------------------------
(1) The aggregate amount of "Other Annual Compensation" which includes perquisites and personal benefits was less than the required reporting threshold (the lesser of $50,000 or 10% of the officer's annual salary and bonus for the year), with the exception of Mr. Keyes.

(2) In fiscal 2002, based upon the data available at this time, LTPP participants were granted 100% of the target available under the criteria established by the Compensation Committee.

(3) "All Other Compensation" consists of contributions by the Company on behalf of the named individuals to the Company's Savings and Investment plan.

STOCK OPTIONS AND
STOCK APPRECIATION
RIGHTS (SARS)
GRANTS: The Company has an employee Stock Option Plan under which options to purchase Common Stock and SARs are granted to officers and other key employees of the Company and its subsidiaries. The per share option/SAR prices are the fair market value of the Company's Common Stock on the date of the grant and the term of the option is 10 years. Fifty percent of each award is exercisable two years after the grant date and the remainder is exercisable three years after the grant date.

                       OPTION GRANTS IN FISCAL YEAR 2002

     The following table lists our grants during 2002 of stock options to the executive officers named in the Summary of Compensation Table.

                                     % OF
                                 TOTAL OPTIONS
                                  GRANTED TO     EXERCISE OR
                       OPTIONS   EMPLOYEES IN    BASE PRICE    EXPIRATION
        NAME           GRANTED    FISCAL 2002     ($/SHARE)       DATE         5%($)        10%($)
---------------------  -------   -------------   -----------   ----------   -----------   -----------
John M. Barth........  100,000       6.57%        $80.2300      11/14/11    $ 5,045,622   $12,786,596
James H. Keyes.......  200,000      13.14%        $80.2300      11/14/11    $10,091,243   $25,573,192
Stephen A. Roell.....   40,000       2.63%        $80.2300      11/14/11    $ 2,018,249   $ 5,114,638
Giovanni Fiori.......   35,000       2.30%        $80.2300      11/14/11    $ 1,765,968   $ 4,475,309
Rande S. Somma.......   35,000       2.30%        $80.2300      11/14/11    $ 1,765,968   $ 4,475,309

                         The amounts shown above as potential realizable values rely on arbitrarily assumed rates of share price appreciation prescribed by the Securities and Exchange Commission. In assessing those values, please note that the ultimate value of the options, as well as your shares, depends on actual future share values. Market conditions and the efforts of the directors, the officers and others to foster the future success of our Company can influence those future share values.

2002 OPTIONS,
SAR HOLDINGS AND
EXERCISES:               The following table lists the number of shares acquired
                         and the value realized as a result of option exercises during fiscal 2002 for the listed officers. It also includes the number and value of their exercisable and non-exercisable options and SARs as of September 30, 2002.

            AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTIONS/SAR VALUES

                                                            NUMBER OF
                                                           UNEXERCISED      VALUE OF UNEXERCISED
                            NUMBER OF                     OPTIONS AS OF         IN-THE-MONEY
                             SHARES                          9/30/02              OPTIONS
                           ACQUIRED ON       VALUE        EXERCISABLE/          EXERCISABLE/
           NAME             EXERCISE       REALIZED       UNEXERCISABLE        UNEXERCISABLE
-------------------------- -----------   -------------   ---------------   ----------------------
John M. Barth.............         0     $           0   127,500/287,500   $2,361,922/$3,625,069
James H. Keyes............   102,000     $6,208,097.40   630,000/525,000   $19,825,862/$6,267,827
Stephen A. Roell..........    45,000     $1,523,866.50    22,000/112,000   $397,841/$1,380,151
Giovanni Fiori............    55,000     $2,491,472.20    67,000/107,000   $1,239,733/$1,380,151
Rande S. Somma............    15,000     $  624,303.00    26,000/105,000   $473,926/$1,343,984

LONG-TERM INCENTIVE
COMPENSATION:            As noted above in the Compensation Committee's report,
                         the Long-Term Performance Plan (LTPP) rewards executives for helping us achieve sustained performance goals and encourages their continued efforts on our behalf. Payouts of awards granted for fiscal 2002 are tied to our Company's weighted average return on shareholders' equity for fiscal years 2002, 2003, 2004 compared with the median return on shareholders' equity of the Standard & Poor's 500 Index (less transportation, financials and utilities sectors) (The
                         Index) during the same three-year period. To establish a weighted average, performance in the third year of the award is multiplied by 3/6, performance in the second year is multiplied by 2/6, and performance in the first year is multiplied by 1/6. If the Company's average level of return is:

                         - Less than the 45th percentile of the return for
                           companies in the Index, no award is earned;

                         - Equal or greater than the 45th percentile, the
                           threshold amount is earned;

                         - Equal to or greater than the 50th percentile, the
                           target amount is earned;

                         - Equal to or greater than the 55th percentile, 110% of
                           the target amount is earned;

                         - Equal to or greater than the 60th percentile, 120% of
                           the target amount is earned;

                         - Equal to or greater than the 65th percentile, 150% of
                           the target amount is earned; and

                         - At or above the 75th percentile, the maximum amount,
                           180% of the target amount, is earned.

             LONG-TERM INCENTIVE PLANS -- AWARDS IN FISCAL 2002(1)

                               AMOUNT OF    PERFORMANCE
                              CONTINGENT    PERIOD UNTIL
                              PERFORMANCE    MATURATION    THRESHOLD    TARGET      MAXIMUM
            NAME               AWARD($)      OR PAYOUT        ($)         ($)         ($)
            ----              -----------   ------------   ---------    ------      -------
John M. Barth...............   1,495,000    Fiscal Years   1,196,000   1,495,000   2,691,000
James H. Keyes..............   1,625,000    2002-2004      1,300,000   1,625,000   2,925,000
Stephen A. Roell............     463,000                     370,000     463,000     833,000
Giovanni Fiori..............     510,000                     408,000     510,000     918,000
Rande S. Somma..............     489,000                     391,000     489,000     880,000

-------------------------
(1) The values in this table were calculated based on each executive's salary that will be effective January 1, 2003. Actual values at the time of payout will be calculated using each executive's base salary on the last day of the performance period, and therefore, the values in the table could increase or decrease. The maximum values in the table may not be increased higher than the maximum of $3 million under the LTPP.

RETIREMENT PLANS:        The following table shows the maximum annual retirement
                         benefits payable under the Company's plans, including amounts attributable to the Company's Equalization
                         Benefit Plan. Under the Johnson Controls Pension Plan
                         (the Plan), participants become entitled to benefits after five years of service with the Company or any of its subsidiaries, and the normal retirement date is a participant's 65th birthday.

                         The Internal Revenue Code places maximum limitations on the amount of benefits that may be paid under the Plan. The Company has adopted an Equalization Benefit Plan under which certain executives are entitled to pension benefits that cannot be paid under the qualified Plan due to these limitations.

                              PENSION PLAN TABLE*

   AVERAGE ANNUAL
   COMPENSATION IN
      HIGHEST 5
  CONSECUTIVE YEARS
  OF LAST 10 YEARS
  BEFORE RETIREMENT      15 YEARS    20 YEARS     25 YEARS     30 YEARS     35 YEARS     40 YEARS
---------------------    --------    ---------    ---------    ---------    ---------    ---------
        300,000           76,500       102,000      127,500      153,000      170,250      187,500
        600,000          153,000       204,000      255,000      306,000      340,500      375,000
        900,000          229,500       306,000      382,500      459,000      510,750      562,500
      1,200,000          306,000       408,000      510,000      612,000      681,000      750,000
      1,500,000          382,500       510,000      637,500      765,000      851,250      937,500
      1,800,000          459,000       612,000      765,000      918,000    1,021,500    1,125,000
      2,100,000          535,500       714,000      892,500    1,071,000    1,191,750    1,312,500
      2,400,000          612,000       816,000    1,020,000    1,224,000    1,362,000    1,500,000
      2,700,000          688,500       918,000    1,147,500    1,377,000    1,532,250    1,687,500
      3,000,000          765,000     1,020,000    1,275,000    1,530,000    1,702,500    1,875,000
      3,300,000          841,500     1,122,000    1,402,500    1,683,000    1,872,750    2,062,500
      3,600,000          918,000     1,224,000    1,530,000    1,836,000    2,043,000    2,250,000

-------------------------
* Assuming normal retirement age and years of service under provisions in effect on September 30, 2002 and assuming retirement on that date.

YEARS OF SERVICE:        As of September 30, 2002, the executive officers named
                         in the Summary of Compensation Table were credited with the following years of service under the Plan: Mr.
                         Keyes, 33 years, Mr. Barth, 32 years, Mr. Roell, 19 years and Mr. Somma, 14 years. Mr. Fiori is not a participant in the Plan.

BENEFITS ACCRUAL:        Pension plans of the Company apply to certain salaried
                         and non-union hourly employees of the Company, including officers of the Company. Under the Plan, benefits are accrued according to the following formula: 1.15% of Participant's Average Monthly
                         Compensation multiplied by the Participant's years of Benefit Service plus 0.55% of Average Monthly
                         Compensation in excess of the Participant's Covered
                         Compensation multiplied by the Participant's years of Benefit Service. The amounts payable may be adjusted to reflect the Participant's decision on survivor benefits, early retirement or termination, and in some instances age.

DEFINITIONS:             "Average Monthly Compensation" is defined as the
                         average monthly compensation, including salary and bonus, for the highest five consecutive years in the last 10 years.

                         "Covered Compensation" means the average of compensation subject to Social Security taxes (including salary and bonus) for the 35-year period ending in the year the Participant attains Social Security Retirement Age; i.e., the age at which the Participant will be entitled to full Social Security payments.

                             EMPLOYMENT AGREEMENTS

EMPLOYMENT
AGREEMENTS
GENERALLY:               We have employment agreements with each of the named
                         executive officers of the Company. These agreements provide that employment shall continue unless terminated by either the Company or the employee.

TERMINATION:             The agreements provide for termination by the Company
                         for cause, for death or disability and under certain circumstances without cause. If terminated without cause, the employee is entitled to receive pay in an amount equal to or greater than two times the Company's termination allowance policy or an amount equal to 52 weeks' earnings of the employee. If terminated for cause, the employee's compensation is terminated immediately.

CHANGE OF CONTROL:       We also have change of control agreements with each of
                         these officers. In the event of a change of control, the agreements provide for a severance payment equal to three times the executive's annual compensation plus a lump sum payment equal to lost benefits under the retirement plan if the executive is terminated other than for cause or with good reason to terminate employment. If the amount paid upon termination exceeds amounts established under the Internal Revenue Code, which results in payment of additional federal taxes, the executive will receive an additional payment so that the executive will retain the full amount to which he is entitled under the agreement. The executive also has 30 days at the end of the first year after a change of control to terminate his employment for any reason and still receive this benefit.

                         The EICP, LTPP, 2000 Stock Option Plan, 2001 Restricted Stock Option Plan and Deferred Compensation Plan for Certain Directors provide that, in the event of a change of control of our Company, participants, including the named executives, shall be entitled to receive early payment of deferred amounts and immediate payout of current amounts attributable to participants.

EXECUTIVE SURVIVOR
BENEFITS PROGRAM:        The Company has in effect an Executive Survivor
                         Benefits Plan for certain executives. Coverage under this plan is in lieu of the Company's regular group life insurance coverage. If a participating executive dies while he is employed by the Company, his beneficiary is entitled to payments of between 90% and 100% (depending on the executive's age) of the executive's final base annual salary for a period of 10 years.

                        JOHNSON CONTROLS SHARE OWNERSHIP

DIRECTORS AND
OFFICERS:                The following table lists our Common Stock ownership as
                         of November 14, 2002, for the persons or groups specified. Ownership includes direct and indirect
                         (beneficial) ownership as defined by the Securities and Exchange Commission rules. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted. None of these persons beneficially owns more than 1% of the outstanding Common Stock.

                                                    AMOUNT AND       UNITS REPRESENTING
                                                   NATURE(1) OF           DEFERRED
           NAME OF BENEFICIAL OWNER               STOCK OWNERSHIP     COMPENSATION(3)
           ------------------------               ---------------    ------------------
John M. Barth.................................         316,323(2)       49,762 Units
James H. Keyes................................       1,036,959(2)      120,509 Units
Stephen A. Roell..............................         137,758(2)       21,095 Units
Giovanni Fiori................................         148,050(2)       16,427 Units
Rande S. Somma................................         103,423(2)        5,372 Units
William F. Andrews (Retired November, 2001)...           7,295           6,554 Units
Dennis W. Archer (Elected March, 2002)........             400             567 Units
Robert L. Barnett.............................           1,490          28,269 Units
Natalie A. Black..............................             882           3,225 Units
Paul A. Brunner...............................          14,330           7,072 Units
Robert A. Cornog..............................           6,516          10,891 Units
Willie D. Davis...............................           4,730           6,965 Units
Jeffrey A. Joerres (Elected November, 2001)...             777           1,139 Units
William H. Lacy...............................           6,500           7,570 Units
Southwood J. Morcott..........................           2,883          10,823 Units
Richard F. Teerlink...........................           4,786           4,600 Units
Gilbert R. Whitaker, Jr (Retired November,
  2001).......................................           6,203          13,229 Units
All Directors and Executive Officers as a
  group (not including deferred shares
  referred to in footnote (3))................                             2,495,570
TOTAL PERCENT OF CLASS OF COMMON STOCK
  EQUIVALENTS.................................                                  2.68%

-------------------------
(1) Includes all shares for each officer or director that directly has or shares the power to vote or direct the vote of such shares, or to dispose of or direct disposition of such shares.

(2) Includes shares of Common Stock which, as of November 14, 2002, were subject to outstanding stock options exercisable within 60 days as follows: Mr. Barth, 240,000, Mr. Keyes, 830,000, Mr. Roell, 69,000, Mr. Fiori, 114,000,
    and Mr. Somma, 71,000. This also reflects common stock equivalents of Deferred Stock Option and Preferred Units that are owned by these officers.

(3) Includes deferred shares under the Deferred Compensation Plan and the Deferred Compensation Plan For Certain Directors. Units will not be distributed in the form of Common Stock.

SCHEDULE 13G FILINGS:    The Company believes that the following table is an
                         accurate representation of beneficial owners of more than 5% of any class of the Company's securities. The table is based upon reports on Schedules 13G filed with the Securities and Exchange Commission or other information believed to be reliable.

                                                    AMOUNT AND
                           NAME AND ADDRESS         NATURE OF    PERCENT OF
   TITLE OF CLASS         OF BENEFICIAL OWNER       OWNERSHIP      CLASS
   --------------     ---------------------------   ----------   ----------
Series D Convertible  Fidelity Management            201.9548(1)    100%
Preferred Stock       Trust Company
$1.00 Par Value       82 Devonshire Street
                      Boston, MA 02109

-------------------------
(1) Fidelity Management Trust Company reported as of October 31, 2002 that it held shared voting power and sole dispositive power with respect to the shares indicated above in its capacity as trustee of the Johnson Controls, Inc. Employee Stock Ownership Trust

                               VOTING PROCEDURES

ELECTION OF DIRECTORS:   To be elected, directors must receive a plurality of
                         the shares present and voting in person or by proxy, provided a quorum exists. A quorum is present if at least a majority of the outstanding shares on the record date are present in person or by proxy.
                         Plurality means that the number of directors who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

OTHER PROPOSALS:         To be approved, each of the proposals: (a) to ratify
                         the election of PricewaterhouseCoopers LLP as our independent auditors for 2003, and (b) to consider the shareholder proposal to issue a sustainability report, must receive more votes "FOR" the proposal than "AGAINST." For purposes of determining the vote with respect to these proposals, any shares not voted
                         (whether by abstention, broker non-vote or otherwise) will have no impact.

                         The enclosed proxies will be voted in accordance with the instructions you place on the proxy card. Unless otherwise stated, all shares represented by your returned, signed proxy will be voted as the Board recommends for each proposal as noted in the Notice of this proxy statement. Proxies may be revoked as indicated in the corresponding "Questions and Answers" section.

                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(A) Based on a review of reports filed by our directors, executive officers and of beneficial holders of 5% or more of our shares, and upon representations from those persons, all reports required to be filed during 2002 with the Securities and Exchange Commission under
                         Section 16(a) of the Securities Exchange Act of 1934 were timely made, except for one; an indirect holding omitted from the initial Form 3 filing by Jeffrey A. Joerres. This omission was promptly corrected upon discovery and Mr. Joerres reported the holding in an amended Form 3.

                         By order of the Board of Directors.

                         /s/ JOHN P. KENNEDY

                         John P. Kennedy, Secretary
                         December 10, 2002

[JOHNSON CONTROLS LOGO]               PROXY               COMPANY #
                                                          CONTROL #

                      VOTE BY TELEPHONE, INTERNET OR MAIL,
                         24 HOURS A DAY, 7 DAYS A WEEK



   [TELEPHONE PICTURE]                           [COMPUTER PICTURE]                            [ENVELOPE PICTURE]
toll-free in U.S. and Canada:      OR        HTTP://WWW.EPROXY.COM/JCI/          OR
      800-240-6326
Use any touch-tone telephone              Use the Internet to vote your proxy.           Mark, sign and date your Proxy Form and
to vote your proxy. Have your             Have your Proxy Form in hand when              return it in the postage-paid envelope
Proxy Form in hand when you call.         you access the website. You will be            we have provided.
You will be prompted to enter your        prompted to enter your company and control
company and control numbers, located      numbers, located in the box above, to
in the box above, and then follow         create an electronic ballot.
the simple directions.

------------------------------------------------------------------------------------------------------------------------------------

The undersigned, having received the Notice of Meeting and Proxy          This proxy when properly executed will be voted in
Statement dated December 10, 2002, and Annual Report for 2002,            the manner directed therein by the undersigned.
hereby appoints J.P. Kennedy and J.H. Keyes, and each of them,            Your telephone or Internet vote authorizes the
proxies with power of substitution to vote for the undersigned at         named proxies to vote your shares in the same
the annual shareholders' meeting of Johnson Controls, Inc., on January    manner as if you marked, signed and mailed your
22, 2003, and at any adjournments thereof, hereby revoking any proxy      Proxy Form. This proxy allows you to vote all
heretofore given by the undersigned for such meeting.                     non-broker account shares of Johnson Controls you
                                                                          hold as of November 14, 2002. IF YOU SUBMIT YOUR
                                                                          PROXY BY TELEPHONE OR INTERNET, THERE IS NO NEED
                                                                          FOR YOU TO MAIL BACK YOUR PROXY FORM.




                          \/  Please Detach Here  \/



       2003 ANNUAL MEETING - JANUARY 22, 2003           [JOHNSON CONTROLS LOGO]



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                                                                                                                FOR  AGAINST ABSTAIN
                                 FOR ALL   WITHHOLD FROM ALL      2. Approval of PriceWaterhouseCoopers         [ ]    [ ]     [ ]
                                   [ ]            [ ]             as independent auditors for 2003.

 1.Election of Directors
   01  Dennis W. Archer                                           As the Company already publishes reports
   02  John M. Barth                                              that address these concerns, your Board
   03  Paul A. Brunner                                            of Directors recommends a vote AGAINST item 3.
   04  Southwood J. Morcott
                                                                                                                FOR  AGAINST ABSTAIN
   EXCEPTIONS                                                     3. Proposal to issue a sustainability report. [ ]    [ ]     [ ]

   --------------------------------------------------
                                                                     If no direction is made, this proxy will be voted
   --------------------------------------------------                FOR all nominees listed in items 1 and 2, and
                                                                     AGAINST item 3, and in the discretion of the
   To withhold authority to vote for any individual                  proxies, upon other such matters which may properly
   nominee(s), write the number code(s) of the nominee(s)            come before the meeting or any adjournments thereof.
   in the exceptions box.
                                                                     [IMPORTANT INFORMATION CONTAINED ON REVERSE SIDE; PLEASE READ.]

   [ ]   Check this box if address change, and indicate                  -------------------------------------------------------
         correction below:

                                                                         -------------------------------------------------------

                                                                  PLEASE SIGN IN BOX ABOVE.
                                                                  Please sign name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee, or guardian, give full title. For joint accounts, each owner must sign.
                                                                  Dated:
                                                                         -----------------------------------------------------------



                             JOHNSON CONTROLS, INC.
                                      PROXY

                     2003 Annual Meeting - January 22, 2003


If you are a participant in the Bridgewater LLC Profit Sharing Plan, the Johnson Controls World Services Retirement Savings Plan, the Johnson Controls Northern New Mexico Retirement Savings Plan, the Johnson Controls, Inc. Savings and Investment Plan, the Technotrim Savings and Investment Plan, the Trimmasters Savings and Investment Plan, the Johnson Controls, Inc. ASG Production Employees' Savings and Investment Plan, or the Johnson Controls IFM Retirement Savings Plan, this proxy card also entitles you to direct Fidelity Management Trust Company how to vote Johnson Controls shares credited to your account.

If you are a participant in the Johnson Controls Interiors PERT Plan, this proxy card also entitles you to direct Putnam Fiduciary Trust Company how to vote Johnson Controls shares credited to your account.

The shares credited to your account in any above-referenced plan will be voted as directed. If no direction is made, if the card is not signed, or if the card is not received by January 17, 2003, the plan shares credited to your account will be voted in the same proportion as directions received from participants.

If you hold the Company's Common Stock, and no voting direction is made, the shares you hold will be voted FOR all nominees listed in items 1 and 2, and in the discretion of the proxies, upon such other matters which may properly come before the meeting or any adjournments thereof. Regarding item 3, shares you hold are counted toward the quorum requirement but they do not affect the determination of whether a non-routine matter is approved or rejected. Broker non-voted shares will not affect the determination of whether it is approved or rejected.

If you own shares by other means than those stated above, you will receive separate proxy materials which you should complete and return as indicated in those materials. To understand the effect of not voting your shares, please refer to the Questions and Answers section of the Proxy Statement.

Dear Shareholder,

Earlier this year, you opted to receive your Johnson Controls Annual Report and Proxy electronically instead of in hard copy form.

Prior to voting your shares, please view these documents on-line at WWW.JOHNSONCONTROLS.COM/PROXY.HTM.

To vote your shares, follow the instructions on the enclosed proxy card.

Your vote is important. Please vote your shares as soon as possible.